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                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File No. 333-76171)of Bell Atlantic Corporation d/b/a/ Verizon communications of our report dated February 14, 2000, except for Note 24, as to which the date is March 22,2000, relating to the consolidated financial statements and consolidated financial statement schedule of Bell Atlantic Corporation which appears in Bell Atlantic Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Post Effective Amendment.


/s/ PricewaterhouseCoopers LLP

New York, New York
June 30, 2000